EXHIBIT 10.31

 FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND JOINT ESCROW INSTRUCTIONS (“Amendment”) is made as of February 7, 2011, by and among Citibank N.A., a national banking association (“Seller”) and PC Mall, Inc., a Delaware corporation (“Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the “Agreement” described below.

Recitals

A.          Seller and Buyer, previously entered into that certain Agreement for Purchase and Sale of Real Estate and Joint Escrow Instructions, dated January 7, 2011 (the “Agreement”). Pursuant to the Agreement, Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller certain real property and improvements commonly known as 1940 E. Mariposa Avenue, EI Segundo, California.

B.           The parties wish to extend the Closing Date and certain contingency dates as provided below.

Agreement

NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

1.           Incorporation of Recitals. The Recitals set forth above are deemed to be true and accurate in all respects and are hereby incorporated into this Amendment by this reference.

2. Extension of Closing Date. The definition of “Close of Escrow” or “Closing” is hereby amended and restated in its entirety to ““Close of Escrow” or “Closing” shall mean the closing of the Escrow contemplated by this Agreement which shall be the date no later than March 9, 2011.”

3.           Extension of Financing and Board Approval Contingencies. In Sections 5.1.7 and 5.1.8, the date of “February 7, 2011” is hereby extended to “February 23, 2011 “.

4.           No Other Changes. Except as modified by this Amendment, the Agreement is and shall remain unmodified and in full force and effect. In the event of any conflict between the terms of the Purchase Agreement and the terms of this First Amendment, the terms of this First Amendment shall govern and control.

5.           Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be accepted as original signatures.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SELLER:
Citibank, N.A.
a national banking association

By:	/s/Kathryn Covert
Name:	Kathryn Covert
Title:	Vice President

BUYER:

PC Mall, Inc.,
a Delaware corporation

By:	/s/Brandon LaVerne
Name:	Brandon LaVerne
Its:	CFO

The changes to the escrow instructions set forth above are hereby acknowledged and accepted by:

ESCROW AGENT:

Fidelity National Title Company

By:	/s/Natalie Priestley
Print Name:	Natalie Priestley